SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005
RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 415-3011
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Lease
Press Release

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 20, 2005, RadioShack Corporation (“RadioShack”) closed the purchase and sale agreement with Kan Am Grund Kapitalanlagegesellschaft mbH (or its assignee) (“Purchaser”), for the benefit of the KanAm-grundinvest Fonds, a German open-end real estate fund sponsored by Purchaser, to sell and lease back the buildings and certain of the real estate at its corporate headquarters in Fort Worth, Texas. RadioShack’s net proceeds from the sale, after transaction and other related costs, were approximately $220 million, which RadioShack intends to use to repay short-term debt obligations and for other general corporate purposes.
     In connection with the closing of the purchase and sale agreement, RadioShack entered into a 20-year triple-net lease agreement with an affiliate of the Purchaser. RadioShack has four five-year options to renew the lease agreement. Base annual rent for the primary term of the lease is initially approximately $14.1 million and will increase by 1.25% per year. RadioShack posted a $5 million letter of credit at the closing of the lease and agreed to maintain the letter of credit during the term of the lease. The Purchaser will be authorized to draw on the letter of credit upon the occurrence of certain events as described in the lease. RadioShack will be required pay all of the costs associated with the operation of the facilities, including costs such as insurance, taxes and maintenance.
     The lease imposes certain obligations on RadioShack and grants certain rights to the Purchaser in the event of a default by RadioShack on the lease. The lease contains other customary representations, warranties, obligations, conditions, indemnification provisions and termination provisions associated with leases of this nature.
     The foregoing summary is subject to, and qualified in its entirety by, the terms of the purchase and sale agreement, attached hereto as Exhibit 10.1, and the lease, attached hereto as Exhibit 10.2. The terms of the purchase and sale agreement, the lease and all other documents respectively attached thereto are incorporated herein by reference. A copy of the press release announcing the closing of the sale and leaseback transaction is attached as Exhibit 99.1.
     The representations, warranties and obligations contained in the purchase and sale agreement and the lease are valid as between the parties as of the date thereof, and they are not factual information to investors about RadioShack. Investors are advised to review RadioShack’s periodic filings with the SEC and posted on RadioShack’s website at www.radioshackcorporation.com under the caption “Investor Relations” and then “SEC Filings” for information about the Company’s financial condition.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.
10.1	Purchase and Sale Agreement, dated December 12, 2005, between RadioShack Corporation and Kan Am Grund Kapitalanlagegesellschaft mbH (filed as Exhibit 10.1 to RadioShack’s Form 8-K filed on December 16, 2005 and incorporated herein by reference).

10.2	Lease, dated December 20, 2005, between Kan Am Riverfront Campus, LP, as Landlord, and RadioShack Corporation, as Tenant.

99.1	Press Release, dated December 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of December, 2005.

RADIOSHACK CORPORATION

/s/ David S. Goldberg

David S. Goldberg
Senior Vice President – Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX
Exhibit No.
10.1	Purchase and Sale Agreement, dated December 12, 2005, between RadioShack Corporation and Kan Am Grund Kapitalanlagegesellschaft mbH (filed as Exhibit 10.1 to RadioShack’s Form 8-K filed on December 16, 2005 and incorporated herein by reference).

10.2	Lease, dated December 20, 2005, between Kan Am Riverfront Campus, LP, as Landlord, and RadioShack Corporation, as Tenant.

99.1	Press Release, dated December 20, 2005.

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